Exhibit 99.1

Romeo Power Announces Receipt of Continued Listing Standard Notice from NYSE

6/10/2022

LOS ANGELES (BUSINESS WIRE) -- Romeo Power, Inc. (“Romeo Power” or the “Company”) (NYSE: RMO), an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications, today announced that it received a letter (the “Letter”) from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE continued listing standard as set forth in Section 802.01C of the NYSE Listed Company Manual. The Letter does not result in the immediate delisting of Romeo Power’s common stock from the NYSE.

Pursuant to Section 802.01C of the NYSE's Listed Company Manual, a company will be considered to be below compliance standards if the average closing price of its security is less than US$1.00 over a consecutive 30 trading-day period. Once notified, a company must bring its share price and average share price back above US$1.00 within six months following receipt of the notification. The Company can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period the company has a closing share price of at least US$1.00 and an average closing share price of at least US$1.00 over the 30 trading-day period ending on the last trading day of that month. In the event that at the expiration of the six-month cure period, both a US$1.00 closing share price on the last trading day of the cure period and a US$1.00 average closing share price over the 30 trading-day period ending on the last trading day of the cure period are not attained, the NYSE will commence suspension and delisting procedures.

The NYSE rules require the Company to notify the NYSE, within 10 business days of receipt of the NYSE notice, of its intent to cure this deficiency. The Company plans to notify the NYSE of its intent to cure within the applicable time period.

The Company’s common stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards. The Company’s receipt of the Letter does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

About Romeo Power

Founded in 2016 and headquartered in Los Angeles, California, Romeo Power (NYSE: RMO) is an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications. The Company’s suite of advanced battery electric products, combined with its innovative battery management system, delivers the safety, performance, reliability and configurability its customers need to succeed. To keep up with everything Romeo Power, please follow the Company on social media @romeopowerinc or visit romeopower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about plans to restore compliance with NYSE continued listing standards, are forward-looking statements. These forward-looking statements, including, without limitation, express or implied statements concerning Romeo Power’s ability to develop or sell new products, or to pursue customers in new product or geographic markets, Romeo Power’s expectations regarding its future financial performance, the demand for safe, effective, affordable and sustainable EV products, Romeo Power’s ability to produce and deliver such products on a commercial scale, and Romeo Power’s expectations that its customers will adhere to contracted purchase commitments on the currently expected timeframe are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Romeo Power’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: Romeo Power’s ability to execute on its plans to develop and market new products and the timing of these development programs; Romeo Power’s ability to increase the scale and capacity of its manufacturing processes; Romeo Power’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Romeo Power’s products; the success of other competing technologies that may become available; Romeo Power’s ability to identify and integrate acquisitions; Romeo Power’s potential need for and ability to secure additional capital; the performance of Romeo Power’s products and customers; potential litigation involving Romeo Power; demand for battery cells and supply shortages; the potential effects of COVID-19; and general economic and market conditions impacting demand for Romeo Power’s products. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s filings with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those implied by our forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Romeo Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Romeo Power Inc.

For Investors:
Joe Caminiti or Ashley Gruenberg
Alpha IR Group
RMO@alpha-ir.com
312-445-2870